Exhibit 99.2

© 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL Faraday Future Investor Presentation JANUARY 2021

Legal Disclaimers © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 2 CONFIDENTIALITY AND BASIS OF PRESENTATION The information in this presentation is highly confidential . The distribution of this presentation by an authorized recipient to any other person is unauthorized . Any photocopying, disclosure, reproduction or alteration of the contents of this presentation and any forwarding of a copy of this presentation or any portion of this presentation to any person is prohibited . The recipient of this presentation shall keep this presentation and its contents confidential, shall not use this presentation and its contents for any purpose other than as expressly authorized by FF Intelligent Mobility Global Holdings Ltd . (“Faraday,” “Faraday Future,” “FF” or the “Company”) and Property Solutions Acquisition Corp . (“PSAC” or “SPAC”) and shall be required to return or destroy all copies of this presentation or portions thereof in its possession promptly following request for the return or destruction of such copies . By accepting delivery of this presentation, the recipient is deemed to agree to the foregoing confidentiality requirements . This presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination (the “proposed business combination”) between Faraday Future and PSAC and related transactions and for no other purpose . No representations or warranties, express or implied are given in, or in respect of, this presentation . To the fullest extent permitted by law in no circumstances will Faraday Future, PSAC or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . Industry and market data used in this presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes . Neither Faraday Future nor PSAC has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness . This data is subject to change . In addition, this presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Faraday Future or the proposed business combination . Viewers of this presentation should each make their own evaluation of Faraday Future and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . FORWARD LOOKING STATEMENTS This presentation includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters . These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, expectations and timing related to commercial product launches, potential benefits of the transaction and the potential success of Faraday Future's go - to - market strategy, and expectations related to the terms and timing of the proposed business combination and related transactions . These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of Faraday Future’s and PSAC’s management and are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of Faraday Future and PSAC . These forward - looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions ; the failure of the parties to enter into a definitive merger agreement (or the termination thereof) with respect to the proposed business combination of Faraday Future and PSAC ; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of PSAC or Faraday Future is not obtained ; failure to realize the anticipated benefits of the proposed business combination ; risks relating to the uncertainty of the projected financial information with respect to Faraday Future ; risks related to the rollout of Faraday Future’s business and the timing of expected business milestones and commercial launch in particular the ability to launch the FF 91 within 12 months of funding ; risks related to future market adoption of Faraday Future's offerings and Faraday Future's go - to - market strategy ; risks related to Faraday Future’s commercial partnerships and joint ventures, including the inability of Faraday Future and commercial counterparties to enter into definitive agreements governing their partnerships or joint ventures on a timely basis or at all and the related impacts on timing of production schedules and other key commercialization milestones ; the effects of competition on Faraday Future’s future business ; the amount of redemption requests made by PSAC’s public stockholders ; the ability of PSAC or the combined company to issue equity or equity - linked securities in connection with the proposed business combination or in the future, and those factors discussed in PSAC’s final prospectus filed on July 22 , 2020 under the heading “Risk Factors,” and other documents of PSAC filed, or to be filed, with the Securities and Exchange Commission (“SEC”) . If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements . There may be additional risks that neither PSAC nor Faraday Future presently know or that PSAC and Faraday Future currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . In addition, forward - looking statements reflect PSAC’s and Faraday Future’s expectations, plans or forecasts of future events and views as of the date of this presentation . PSAC and Faraday Future anticipate that subsequent events and developments will cause PSAC’s and Faraday Future’s assessments to change . However, while PSAC and Faraday Future may elect to update these forward - looking statements at some point in the future, PSAC and Faraday Future specifically disclaim any obligation to do so . These forward - looking statements should not be relied upon as representing PSAC’s and Faraday Future’s assessments as of any date subsequent to the date of this presentation . Accordingly, undue reliance should not be placed upon the forward - looking statements . USE OF PROJECTIONS AND DESCRIPTION OF KEY PARTNERSHIPS This presentation contains projected financial information with respect to Faraday Future, namely unit sales, revenue, contribution margin, EBITDA and EBITDA less capital expenditures for 2020 - 2025 . Such projected financial information constitutes forward - looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results . The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . See “Forward - Looking Statements” above . Actual results may differ materially from the results contemplated by the projected financial information contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved . Neither the independent auditors of PSAC nor the independent registered public accounting firm of Faraday Future, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation . This presentation contains descriptions of certain key business partnerships of Faraday Future, including with suppliers and a China joint venture partner . These descriptions are based on the Faraday Future management team’s discussions with such counterparties and the latest available information and estimates as of the date of this presentation . In each case, such descriptions are subject to negotiation and execution of definitive agreements with such counterparties which have not been completed as of the date of this presentation and, as a result, such descriptions of key business partnerships of Faraday Future, remain subject to change . ROLAND BERGER DISCLAIMER While the EV passenger car data provided by Roland Berger LP (“RB”) is believed to be accurate, RB has not verified its accuracy, nor has the information been updated since September 23 , 2020 . Accordingly, RB makes no representation or warranty as to the accuracy or completeness of the information, or that any projections or estimates will be realized in the future . Neither RB nor any of its partners or affiliates (collectively, the “RB Entities”), nor any of the owners, partners, directors, officers, employees, or agents of the RB Entities, shall incur any responsibility or liability whatsoever to any party concerning the information .

FINANCIAL INFORMATION; NON - GAAP FINANCIAL MEASURES The financial information and data contained in this presentation is unaudited and does not conform to Regulation S - X . Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement, registration statement, or prospectus to be filed by PSAC with the SEC . Some of the financial information and data contained in this presentation, such as EBITDA and EBITDA less capital expenditures, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) . EBITDA is defined as net earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization . PSAC and Faraday Future believe these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Faraday Future’s financial condition and results of operations . PSAC and Faraday Future believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Faraday Future’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors . Management does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP . The principal limitation of these non - GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Faraday Future’s financial statements . In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures . In order to compensate for these limitations, management presents non - GAAP financial measures in connection with GAAP results . Faraday Future is not providing a reconciliation of its projected EBITDA and projected EBITDA less capital expenditures for full years 2020 - 2025 to the most directly comparable measure prepared in accordance with GAAP because Faraday Future is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized . For the same reasons, Faraday Future is unable to address the probable significance of the unavailable information, which could be material to future results . You should review Faraday Future’s audited financial statements, which will be included in the Registration Statement (as defined below) relating to the proposed business combination (as described further below) . ADDITIONAL INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND WHERE TO FIND IT The proposed business combination will be submitted to stockholders of PSAC for their consideration . PSAC intends to file a registration statement on Form S - 4 (the “Registration Statement”) with the SEC, which will include preliminary and definitive proxy statements to be distributed to PSAC’s stockholders in connection with PSAC’s solicitation for proxies for the vote by PSAC’s shareholders in connection with the proposed business combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Faraday Future’s shareholders in connection with the completion of the proposed business combination . After the Registration Statement has been filed and declared effective, PSAC will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the proposed business combination . PSAC's stockholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with PSAC's solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed business combination, because these documents will contain important information about PSAC, Faraday Future and the proposed business combination . Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the proposed business combination and other documents filed with the SEC by PSAC, without charge, at the SEC's website located at www . sec . gov or by directing a request to Jordan Vogel, Co - CEO (email : jordan@benchmarkrealestate . com or phone : 646 - 502 - 9845 ) . INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PARTICIPANTS IN THE SOLICITATION PSAC, Faraday Future and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from PSAC’s stockholders in connection with the proposed business combination . Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of PSAC’s stockholders in connection with the proposed business combination will be set forth in PSAC’s proxy statement/prospectus when it is filed with the SEC . You can find more information about PSAC’s directors and executive officers in PSAC’s final prospectus filed with the SEC on July 22 , 2020 . Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in PSAC’s proxy statement/prospectus when it becomes available . Stockholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions . You may obtain free copies of these documents from the sources indicated above . NO OFFER OR SOLICITATION This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . TRADEMARKS This presentation contains trademarks, service marks, trade names and copyrights of Faraday Future, PSAC and other companies, which are the property of their respective owners . © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 3 Legal Disclaimers

Today’s Agenda © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 4 1. Introduction and transaction summary 2. Future of automotive industry 3. Why Faraday Future (“FF”) will win 4. Software, Internet, Intelligence and EV DNA 5. World class leadership team 6. Disruptive products 7. Deep, differentiated, valuable and protected technology 8. Established execution capability 9. Dual home market advantage in US and China 10. De - risked business plan with strong upside potential 11. Transaction overview

“…the 1,050 - horsepower Faraday Future FF 91 is a rocket ship - like vehicle unlike anything we’ve ever driven…” – DIGITAL TRENDS Introduction 5 5

Proposed Transaction Summary

Property Solutions Acquisition Corp ("PSAC"), in partnership with Riverside Management Group ("RMG"), has identified Faraday Future as a highly attractive business, whose industry-leading technology and disruptive products will enable it to play a leading role in the future of advanced, connected and electric mobility

Faraday Future



Dr. Carsten Breitfeld
Global CEO
- Founder, Chairman & CEO of BYTON
- Vice President and Head of BMW i8 Program



Zvi Glasman
CFO
- CFO, Fox Factory Holdings
- 3 previous CFO roles



Jerry Wang
VP, Capital Markets
- Co-founder, Global Galaxy
- Director, Corporate Finance, LeEco Group

RMG – Riverside Management Group



Bob Mancini
Chief Executive Officer, RMG
- Former Partner, Founder & Co-Head of Power Investment Business at Carlyle
- Former MD, Co-Founder & Head of Power Investment Business at Goldman Sachs



Phil Kassin
President and COO, RMG
- Former Senior MD at Evercore
- Former Head of M&A and Financing at Access Industries

Property Solutions Acquisition Corp.



Jordan Vogel
Co-CEO, PSAC
- Co-founder Benchmark Real Estate Group



Aaron Feldman
PSAC, Co-CEO
- Co-founder Benchmark Real Estate Group

Transaction Structure	— Property Solutions Acquisition Corp. has proposed to enter into a business combination with Faraday Future ("FF") — Target filing initial S-4 by early February 2021 with transaction close expected in Q2 2021 — Proceeds from the transaction expected to fully fund launch and sales of FF 91, expected 12 months after funding
Valuation	— Transaction implies a pro forma enterprise value of $2,622 million — 0.2x 2024E revenue of $10,555 million — 2.9x 2024E EBITDA of $914 million
Post-Money Ownership / Capital Structure(1)	— The transaction will be funded by a combination of PSAC cash held in trust of $230 million and $775(2) million proceeds from the PIPE — Transaction expected to result in $748 million net proceeds to the company, assuming no redemptions of SPAC public shareholders



Debt converted to equity 17.2%
SPAC sponsor 1.9%
PIPE shareholders 23.0%
Seller rollover equity 51.1%
SPAC shareholders 6.8%

RMG led an extensive, multi-month long due diligence effort, focusing in particular on FF's technology, governance and business plan

(1) See page 44 for key assumptions and additional details.
(2) $175 million of the $775 million PIPE is from a Tier 1 Chinese City and is subject to customary regulatory approvals.

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Faraday Future: A Differentiated and Compelling Investment Opportunity


Faraday Future FF 91

- More than $2 billion invested to date
- Expected launch within twelve months of merger supported by 40+ prototypes and preproduction assets and a robust hybrid manufacturing strategy
- 300+ employees led by CEO Dr. Carsten Breitfeld and a highly experienced management team
- Battery, drivetrain and related technology competitiveness supported by approximately 880 filed or issued utility and design patents and independently validated by EV experts, Roland Berger
- Industry redefining 1050 HP, less than 2.4 seconds 0–60 mph luxury EV with unique truly harmonized Internet, Autonomous Driving Ready(1) and Intelligence 3rd living space that outperforms Tesla(2)
- Compelling relative value at 0.2x EV / 2024E Revenue and 2.9x EV / 2024E EBITDA based on realistic achievable business plan centered around US / China dual home strategy

Note: Patents data as of October 2020.
(1) FF 91 is hardware-ready for L3 autonomous driving.
(2) FF 91 outperforms Tesla Model S in horsepower, rear leg room, wheelbase and rear seat recline angle.

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“…[FF 91 is an] electric car with Bugatti Veyron - rivaling power…” – AUTOBLOG The Faraday Future Opportunity © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 8 8

Future of Automotive Industry FF is setting new standards in luxury and performance that will enhance quality of life and redefine the future of intelligent mobility ecosystems — The auto industry is experiencing disruption across the value chain – from product and technology, to manufacturing, sales and the entire business model — The future of the industry will be driven by electrification, automation, sharing and personalized user experiences — FF’s Software, Internet and Intelligence DNA is uniquely capable of building the next generation of highly personalized experiences on a cutting - edge electric vehicle platform — By creating new technologies and integrating clean mobility and connected digital ecosystems, FF is redefining the future of the automotive industry – and moving humanity forward © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 9

Internet and Intelligent EV Company

Company Overview

Company History: Founded in May 2014 by visionary YT Jia, FF had a fully developed electric vehicle Beta prototype by August 2016

Intellectual Property: Technology and competitive differentiation independently verified by Roland Berger; technology protected through approximately 880 filed or issued utility and design patents

Sales & After-Market Service: Targeting deployment in major cities in the US, Europe and China

Global Employees: ~300 dedicated employees; ~200 in US; ~180 global engineers

Headquarters: Los Angeles, CA

Manufacturing Reach:

- 1.1 million square foot manufacturing facility in Hanford, CA with expected production capacity of ~10,000 vehicles per year
- Additional contract manufacturing agreements in South Korea with expected production capacity of up to ~270,000 vehicles per year
- In process of establishing Chinese manufacturing presence

Product Portfolio Introduction

 FF 91 FUTURIST, FF 91	— First production vehicle and flagship model — Class defining luxury, performance, technology and personalized user experience — 378 miles of range and 0–60 mph in < 2.4 seconds(1)
 FF 81 FUTURIST, FF 81	— Premium mass market electric vehicles — 60% commonality with FF 91 — Designed for manufacturing at high volumes
 FF 71 FUTURIST, FF 71	— Mass market vehicles — Industry-leading in connectivity, technology and interior configurations
 SMART LAST MILE DELIVERY (SLMD)	— Using FF's current VPA(2), SLMD is purpose built to alleviate concerns of logistics companies — Platform approach allows rapid speed to market

Future FF 91 Milestones

- Q1 2021: PROGRAM RESTART
- EXPECTED TRANSACTION CLOSE
- SUPPLY CHAIN RAMP UP
- FACTORY COMPLETE
- +12 MONTHS: START OF SALES

Note: Patents data as of October 2020.
(1) Performance may vary depending on selected motor configuration.
(2) VPA = Variable Platform Architecture.

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Led by a Team with Decades of Proven, Executive Experience Benedikt Hartmann SVP, Supply Chain Previous Experience — VP Purchasing and Supplier Quality, BMW Brilliance — VP Purchasing Production and Development Partners, BMW AG — VP Purchasing Powertrain and Chassis, BMW AG — 33 years in industry Matthias Aydt SVP, Business Development & Product Definition Previous Experience — VP, Qoros Auto — Branch Manager, Magna — 40 years in industry Dr. Carsten Breitfeld Global CEO Previous Experience — Founder, Chairman & CEO, BYTON — Vice President and Head of BMW i8 program — 25 years in industry Zvi Glasman CFO Previous Experience — CFO, Fox Factory Holdings — 3 previous CFO roles — 19 years of CFO experience Hong Rao VP, I.A.I Previous Experience — Cofounder & CTO, Borqs Technologies — Director of Software Engineering Mobile Device, Motorola — 25 years in industry Christian Gobber VP, O2O Sales Previous Experience — Global Head of Sales and After Sales, Maserati — CEO, Maserati USA — CEO, Maserati China — 20 years in industry YT Jia Founder, Chief Product & User Ecosystem Officer Previous Experience — Founder, Chief Product & User Ecosystem Officer, LeEco — 26 years in industry Jerry Wang VP, Capital Markets Previous Experience — Cofounder, Global Galaxy LLC — Director, Corporate Finance, LeEco — Private Equity Analyst, Knights Investment Group — 7 years in industry Leadership and deep bench expertise from automotive, software, internet, consumer electronics, and AI to break industry boundaries, create eco - chemistry, and lead the transformation of automotive industry Robert Kruse SVP, Product Execution Previous Experience — CTO, Karma Automotive — CTO, Qoros Auto — Global Executive Director, General Motors — 42 years in industry © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 11

Supported by a Deep Bench of Industry Experts

Leadership and deep bench expertise from automotive, software, internet, consumer electronics, and AI to break industry boundaries, create eco-chemistry, and lead the transformation of automotive industry



Tin Mok
User Ecosystem

Previous Experience
— CEO, 18 Financial
— VP, LeEco



Morris Gao
Sales and Market-FF CN
Business Development-FF CN

Previous Experience
— Head of Sales, Maserati China
— Sales Director, Ford Motor
— National Sales Manager, GM



Philip Bethell
VP, VLE & Manufacturing

Previous Experience
— Director Mfg. Engineering, Ricoh Electronics
— Manufacturing Engineering, Tesla
— Advanced Manufacturing Engineering, Lockheed
— 21 years in industry



Chaoying Deng
Chief of Staff to CEO, Government Affairs

Previous Experience
— General Manager of Global Accounts, Fujitsu China
— VP, Business Development, Pipeline Mirco



Prashant Gulati
Strategy

Previous Experience
— Director Strategy, KPIT
— Associate Subject Matter Expert, Fujitsu Consulting



Jarret Johnson
General Counsel

Previous Experience
— Assistant GC, Toyota Financial Services
— VP, General Counsel, USBX



Connie Zhao
I.A.I Software

Previous Experience
— Senior Director of SW Engineering, Motorola



Xiao Ma
Product & Mobility Ecosystem

Previous Experience
— Regional KAM, Mercedes-Benz Tech
— Business Unit Manager, Altran



Mark Selogie
Propulsion

Previous Experience
— Director Global Electrification Controls, General Motors
— Director Electrification Systems Engineering, General Motors

FF China Leadership Team: Kai Zhao, Junmin Wang, Aaron Ma, Yunfei Luan, Shisheng Cheng, Jin Li, Jim Gao

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The FF 91 to be Built with Innovative, Class Redefining Features Select Anticipated Features — 378 miles EPA / 700 km NEDC range from 130 kWh battery (1) — DC fast charging capability among industry leaders — 0 – 60 mph in less than 2.40 seconds — 1050 HP powered by 3 high performance electric motors — All - wheel drive, all - wheel steer and rear - wheel torque vectoring — Truly mobile connectivity with fixed broadband Internet speed — Over 100” of high - resolution viewing area across 11 displays — Fully certified to meet US and China government regulations — Named one of the Best Cars of CES 2020 © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 1 1 3 3 Overwhelming User Interest To date, Faraday Future has received 14,000+ reservations With this transaction, the FF 91 is expected to launch inside of 12 months of equity funding (1) Performance may vary depending on selected motor configuration.

(1) At time of test; Tesla Model 3 currently holds this record. © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL FF 91 Real World and On - Road Validation APPROACH TO PIKE’S PEAK LAS VEGAS LOS ANGELES 270 miles covered, most of which was uphill Range Testing January 2020: Faraday Future’s CEO Dr. Carsten Breitfeld and Product Execution SVP Robert Kruse drove 270 miles from Los Angeles to Las Vegas , with 110 miles remaining from the original charge Performance Testing June 2017: Faraday Future's FF 91 blazed through the 12.42 - mile track at Pike’s Peak in 11:25.083, becoming the fastest production - designed EV to do so . (1) Previous record holder was a Tesla Model S, which took 23 seconds more to complete the 4,720 - foot ascent TESTING FF 91 IN EXTREME COLD WEATHER 14

“ … traditional automakers would kill to have an EV program with the level of development and interior technology that Faraday is offering … ” – JALOPNIK PROPRIETARY AND CONFIDENTIAL© 2021 FARADAY FUTURE 15 15

“ … FF 91 is more like a Bentley or a Rolls - Royce, with a long, lean, spacious cabin complete with a zero - gravity reclining seat … ” – ELECTREK PROPRIETARY AND CONFIDENTIAL© 2021 FARADAY FUTURE 15 16

“The passenger experience is heaven. The back seat is a dream. I don’t need my hotel room, I thought. I can sleep here…” – DIGITAL TRENDS © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 1 1 7 7

Revolutionary, All-New Immersive, Intelligent and Connected Driving Experience





Designed from the Ground Up with the Driver Top of Mind

- Redefining engagement with Seamless Entry technology that identifies user upon approach and reconfigures vehicle preferences and settings
- Six driver-specific screens including an ultra-large heads-up display and slim instrument cluster
- Reconfigurable 3D touch steering wheel allowing further user configurability
- On-screen gesturing with swipe of fingers across Center Information Display for distraction free driving
- **"Voice first"** foundation enabling multiple natural commands at once
  - Comfort: AC, seat position and doors
  - Productivity: Text, e-mail and phone calls
  - Entertainment: Media playlists and content search
  - Destination: Refined search and navigation
- Advanced safety, autonomous driving ready and parking features[1]

Note: The above description is a selected list of attributes and does not reflect the total feature set.
(1) FF 91 is hardware-ready for L3 autonomous driving.

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Third Internet Living Space Powered by I.A.I[1]





Unique Rear Internet System for the Ultimate Passenger Experience

— Facial recognition in each seating zone automatically loads FFID[2] profiles and user-specific personal preferences

— Individual sound and climate zones to personalize experience

— NASA-inspired Zero Gravity seats with industry leading 60° recline and most leg room in its class[3]

— Innovative Spa mode with ventilated seats, seat massage and control over ambient environment

— A world of displays, including the industry's first 17" front passenger screen and industry leading 27" rear passenger display, allowing users to stream their favorite movies, TV shows and live sports while FF 91 is in motion without driver distraction

— Continuous broadband connectivity and high speed powered Super Mobile AP (three modems)[4]

— Enhanced user experience platform powered by Android to enable seamless access to 3rd party apps

— FFAI supports complex commands:

"Find me a restaurant near Palo Alto with 5-star ratings and outdoor seating"

"Book me a trip to Fiji with an ocean view room"

Note: The above description is a selected list of attributes and does not reflect the total feature set.
(1) I.A.I = Internet, Autonomous Driving and Intelligence.
(2) FFID is a unique Faraday Future user profile that ensures a consistent experience across the FF Ecosystem, recognizing the user no matter where he or she is or which FF vehicle he or she is driving.
(3) 60-degree recline is 16° more than Mercedes Maybach (current best-in-class).
(4) Super Mobile AP consists of 3 modems to realize aggregated high Internet speed and great coverage by multi carriers.

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5.7 4.7 4.5 4.4 2.6 2.3 394 408 408 605 643 750 1,050 FF 91 Model S ES 8 T a y c an I - P ace E - TRON 55 QUATTRO 2.4 FF 91 Model S ES 8 T a y c an I - P ace E - TRON 55 QUATTRO 201 204 225 234 261 402 60 45 30 24 15 T a y c an I - P ace Model S 378 FF 91 E - TRON 55 QUATTRO ES8 Polestar 2 T a y c an E - TRON 55 QUATTRO ES 8 I - P ace Model S 25 FF 91 The FF 91 is a Leader in Performance Sour c e: Based on EV passenger car data provided by Roland Berger LP for EVs in the market as of September 2020. See Roland Berger Disclaimer on page 2. Polestar 2 Polestar 2 0 to 60 mph (seconds) Horsepower R a n g e (miles) Charge Time: 20% - 80% (minutes) Not e : As of November 2020, NIO claims the ES8 can achieve a 580 km (~360 mi) range. This NEDC estimated range refers to the manufacturer's range estimate under ideal conditions and according to the New European Driving Cycle (NEDC) standards. © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 20

2,900 2,928 2,959 2,997 3,106 The FF 91 is a Leader in Comfort 35.4 37.6 38.4 40.0 40.9 F i x ed F i x ed 27 36 40 44 S – M a y b a c h Model S 48.9 FF 91 E - TRON 55 QUATTRO Alpina XB7 B e n ta g y a Range Rover Model X Rear Leg Room (inches) 39.1 39.3 Model S 3,200 FF 91 T a y c an E - TRON 55 QUATTRO ES 8 S Class 60 FF 91 7 Series B e n ta g y a S Maybach P h a nt o m Model S/X T a y c an Comfort Features Differentiate FF 91 in EV Market — FF 91 introduces 3 features which cannot be found elsewhere in the market: — Personalization — Spa Mode — On - Screen Gestures — Connectivity and In - Vehicle Infotainment are distinguishing features of FF Series vehicles Rear Seat Recline Angle (degrees) Whe e l b ase (mm) Sou r c e : Based on EV passenger car data provided by Roland Berger LP for EVs in the market as of September 2020. See Roland Berger Disclaimer on page 2. © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 21

Why FF Wins – Differentiated Technology and Flexible Manufacturing Platforms

1 Variable Platform Architecture



- Provides 60% component carryover
- Increased speed to market
- Significant cost savings
- Ease of scalability
- Manufacturing flexibility
- Easy servicing capability
- Adaptable to multiple models

2 Industry Leading Propulsion Technology



- Leading battery pack gravimetric energy density, enabled by FF patented flooded cell technology
- Leading electric drive system gravimetric power density, enabled by FF motor and inverter patented technology

3 Internet, Autonomous Driving and Intelligence



- High-Performance Computing
- Scalability and Modularity
- Voice-first User Experience
- Adaptive Learning Through AI
- L3 ready[(1)]

4 Manufacturing



USA Manufacturing: Hanford, CA

Only ~$90mm of capital required to complete plant renovation for SOP

SOP: Expected within less than 9 months post Equity funding

Capacity: ~10,000 vehicles per year



Asia Contract Manufacturing: Korea

Expected Launch: Mid 2023

Capacity: Up to ~270,000 vehicles per year

(1) L3 defined as conditional driving automation. The vehicle can control both steering and accelerating / decelerating and has environmental detection capabilities.

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1. Industry Leading VPA Enables Next-Gen Passenger Vehicles and LMD Offerings



6 STRING
130KWH CAPACITY
1-3 MOTORS (UP TO 1050HP)



5 STRING
108KWH CAPACITY
1-3 MOTORS (UP TO 1050HP)



4 STRING
87KWH CAPACITY
1-2 MOTORS (UP TO 700HP)



3 STRING
65KWH CAPACITY
1 MOTOR (350HP)



2 STRING
43KWH CAPACITY
1 MOTOR (350HP)

DRIVE UNIT | CHASSIS | BATTERY | INTEGRATED STRUCTURE (UNDERBODY)

Key Advantages

Various Motor/Powertrain Configurations

- ✓ Various motor configurations ranging from one to four motor configurations
- ✓ Maximizes reuse
- ✓ Torque vectoring capable with FWD, RWD, AWD and four-wheel steering

Modular Battery and Wheelbase

- ✓ Battery pack comprised of "strings" that enable various wheelbases variable range
- ✓ Modules easily adapted to 900 volts
- ✓ Laser welded cells enable 50% less pack welds than Tesla wire bonding

Capital Efficient and Fast to Market

- ✓ Motors, gearboxes, inverters, battery stings and battery modules reused in all derivatives
- ✓ Continuous and simultaneous improvement across product generations
- ✓ Manufacturing flexibility

Autonomous Ready

- ✓ Internet connectivity
- ✓ Brand defining user experience enabling improved safety
- ✓ Full suite of autonomous hardware at launch

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1. Next Generation Passenger Vehicle Offerings Leveraging VPA

Vehicle						
	FF 91 Futurist	FF 91	FF 81 Futurist	FF 81	FF 71 Futurist	FF 71
	Class defining luxury, performance, connectivity and personalized user experience		Premium mass market electric vehicles		Mass market vehicles with leading technology and connectivity	
Wheelbase / Segment	3,200mm E/F Segment		3,000mm D/E Segment		2,850mm C/D Segment	
Target Launch	Q1 2022	Q4 2022	Q2 2023	Q3 2023	Q4 2024	Q2 2025
Target Pricing	Starting from $180,000	Starting from $100,000	Starting from $95,000	Starting from $59,000	Starting from $65,000	Starting from $45,000
Competitive set	— MB Maybach — Bentley Bentayga — Lamborghini Urus — Ferrari Purosangue	— MB S-Class — Porsche Taycan — Audi E8 e-tron — MB G/GL/GLS — BMW 7 Series — Lucid Air	— Tesla Model S/X — BMW X5 — Range Rover Sport — Land Rover Discovery	— BMW 5-Series — NIO ES8/ES6 — MB E-Class — Rivian R1S — Jaguar J-Pace	— Porsche Macan — BMW 3-Series — BMW X3 — MB GLC — Jaguar I-Pace — Range Rover Velar	— Tesla Model 3/Y — MB C-Class — MB EQC

Note: Final pricing to be determined at time of vehicle launch.

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1. Building the FF Brand to Stand Out versus Competitors (1) Not comprehensive – Based on Roland Berger view of representative set of premium / luxury vehicle brands and EV startups. See Roland Berger Disclaimer on page 2. Users will experience a premium brand across different segments (FF 91, FF 81 and FF 71 series) through modern design, superior driving experience, and personalized user experience – a combination of features unmatched in the automotive industry Brand perception of select premium EV and traditional brands (1) — Differentiated premium brand positioning — FF products designed for different vehicle segments, sharing common brand DNA — Modern design: styling and interior materials — Superior driving experience: leading power, performance, and range — Personalized user experience: space, comfort, and internet experience — FF brand DNA will be established via FF 91 series and carried over to FF 81 and FF 71 series — With this brand DNA, FF products expected to be ahead of competition in their segments © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 25

1. Purpose Built Smart Last Mile Delivery Vehicles Leveraging VPA © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 26 High growth opportunity; FF LMD expected to launch Q4 2023 — Targeting customers in Last Mile Delivery and distribution segments in Europe, China and US — Strong expected market growth driven by increasing e - commerce, tightening emissions regulations and lower total cost of ownership Purpose built with variable configurations on a single platform — 3 size configurations, all built on one VPA platform enabling fast launch — Customizable cargo van capacity of up to 500 ft 3 — Flexible range options from 110 to 330 miles — High cargo efficiency: 25.6 ft 3 /ft length — 6.5 ft standing clearance with roll - up rear door for convenience — Estimated charging from 20% to 80% within 25 minutes Advanced connectivity and user experience — Advanced connectivity and telematics for next - gen fleet management — Over The Air (OTA) upgrade capability — 3 rd party app integration on touch screen display — Surround view cameras for improved visibility Future - proof — Adaptive modular build enables additional use cases (utilities, tradesmen and others) with minimal additional time or investment — Equipped with L3 ready autonomy and ready - for - future capabilities

2. Unique Transformative Propulsion Technology Developed In-House

Battery Pack

Industry-leading proprietary and patented battery pack system with 187 Wh/kg (without coolant)(1)

- Liquid coolant drives energy density and temperature outperformance
- Dual voltage system with maintenance-free use for vehicle life
- High power efficient charging capability
- Reduced manufacturing cost
- Enhanced battery safety



BATTERY PACK

Inverter

Patented modular inverter integrated directly into the drivetrain

- Very low inverter losses provide 98% efficiency
- High reliability due to tab bonds in high current path
- High torque accuracy with fast transient response
- Integrated monitoring system provides enhanced safety
- Supports multiple motor configurations



PARALLEL IGBT INVERTER

Drive Unit

Powerful, efficient and compact integrated electric motor drive units

- Advanced motor control algorithms and software
- Advanced vehicle dynamics, all wheel steering, all-wheel drive with torque vectoring(2)
- Hairpin motor windings for high copper fill factor and lower losses
- Low Noise-Vibration-Harshness ("NVH")
- Enables excellent control, stability, and safety at maximum power



DUAL MOTOR DRIVE UNIT (REAR)

(1) 173 Wh/kg with coolant.
(2) Independent toque control for each rear wheel.

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2. Superior Real World Performance Makes the FF 91 One - of - a - Kind Sou r c e : (1) Based on EV passenger car data provided by Roland Berger LP for EVs in the market as of September 2020. See Roland Berger Disclaimer on page 2. Certain EV startups including Lucid have claimed to have in development new drivetrains that may or may not have better performance characteristics. Electric Drivetrain Performance (1) Battery Pack Performance 187 (2) Battery Pack - Level Energy Density (Wh/kg) FF 91 3.6 FF 91 Tesla Model S 3.0 Kre i sel 168 Tesla Model 3 2.6 Tesla Model 3 163 Porsche Taycan Turbo S 2.3 Tesla Model S 156 Chevy Bolt 1.7 BMW i3 152 Audi e - Tron 1.7 Audi e - tron 142 BMW i3 1.4 Porsche Taycan Turbo S 133 Power - to - weight ratio, rear electric drive unit (kW/kg) (2) 173 Wh/kg with coolant; 187 Wh/kg without coolant. © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 28

3. Advanced Internet, Autonomous Driving and Intelligence (I.A.I) Technology

Integrated technology stack created by team with deep industry experience in developing and deploying large scale internet services and applications



I.A.I Hardware

- **High-performance computing platform**: Dual systems-on-a-chip (SoC) design
- **Level 3-capable autonomous driving** w/ redundant safety utilizing NVIDIA Xavier chipset
  - Full 360° sensor coverage
  - Modular, scalable and flexible
- **3 cellular modems** provide high-speed and continuous coverage
- **Microphones and cameras** for each passenger enable facial recognition, voice controls and video conferencing



FF Cloud
Streaming Content
OTA Updates
Apps
FFID
Diagnostics
Safety & Security
LTE / WiFi
V2X/ V2I
FF CTRL

I.A.I Software, Cloud & AI

- Patented **Future OS operating system** allows multiple users to login throughout FF 91, preparing user's preferences per their cloud-based FFID profiles
- Vehicle software and applications are continuously updated via **OTA updates**
- Multiple levels of cybersecurity across entire platform
- **Machine learning** automatically updates FFID preferences based on user habits and navigation routines
- **Remote diagnostics** allows FF to address potential issues with users' vehicles



Applications

- **Enhanced user experience platform** powered by Android enable seamless access to existing apps
- Simultaneously **stream movies, TV shows, live sports, music** and video conferencing throughout the cabin
- Patented **Intelligent Aggregation Engine** pulls content from multiple video apps and displays content in a single area, removing the need to access multiple apps to view your content
- Proprietary **Intelligent Recommendation Engine** learns your digital media preferences across multiple video apps and provides personalized recommendations



Autonomous Driving Ready

- **High-Performance Compute System:** Level-3 capable system with a redundant safety architecture based on NVIDIA Xavier System-on-a-chip
- **Highway Auto-Drive:** Hardware-ready for advanced highway auto-drive features
- **Parking Features:** Targeting full autonomous valet parking & summon in any parking lot or structure
- **Full Auto-Drive, including Urban Autonomy:** Full 360˚ sensor coverage for advanced auto-drive & auto-park features. LIDAR-integrated & driver-monitored for additional safety and driver comfort

© 2021 FARADAY FUTURE
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3. Deep, Differentiated, Valuable and Protected Technology

Granted FF Patents by Category



Fully submerged battery cells improves safety and thermal performance
DC bus pre-charge relays reduce mass
Modular battery pack design enables reuse and capital efficiency
Battery
Automatic seamless hands-free entry
Intelligent Lighting System with animations
FFID preferences follows users between seats and vehicles
Spa Mode
Digital Vehicle Controls
UI/UX
Parallel IGBT Inverters for power and efficiency(1)
Integrated motor, gearbox and inverter
Efficient gearbox torque transfer
Powertrain
Camera-based Autonomous Parking enables parking space detection and parking execution
Vision-based Lane Entrance Determination assesses parameters and executes lane change
ADAS
Automatic Door System
Modular Side Mirrors enables utilization of cameras
Body
Modular camera mirror assembly
Automatic steering wheel adjustment
Charging systems
Dimmable / adjustable sun visor
Design
Multiple Simultaneous Users
HW/SW Platform
Advanced Emergency Brakes
Chassis

Note: Chart represents U.S. Patents only. Patents data as of October 2020.
(1) IGBT = Insulated-Gate Bipolar Transistor.
(2) IMU = Inertial Measurement Unit.

~880	~550	~330
GLOBAL PATENTS FILED	GLOBAL GRANTED PATENTS	GLOBAL PENDING PATENTS

World-class technology platform has resulted in industry leading improvements including:

- Patented battery design with all major battery components submerged in coolant, improving battery safety, extending life and increasing energy density
- FF has more than approximately 150 issued patents and 90 pending patent applications in the United States, 380 issued patents and 220 pending patent applications in the People's Republic of China and over 700 trademark registrations worldwide
- Modular battery design with independent battery strings – enables production of a variety of vehicles and configurations
- Proprietary inverter design provides 42% more current than inverters in competitor EVs – creates highest power-to-weight ratios in the industry
- Patented keyless entry technology recognizes user from a distance, opens (not only unlocks) doors and customizes user’s seating area using FFID
- Patented autonomous driving technology to find empty spaces in a parking lot and autonomously park using cameras, radars, lidars, ultrasound and IMU[2]

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Faraday Future has renovated an existing facility which significantly reduced both costs and lead time 4. Flexible Manufacturing Strategy Provides a Clear Path to Production © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 31 Primary Manufacturing Facility for FF 91 Hanford, CA, USA | Factory Complete T + 9 months Contract Manufacturing for Future Models Gunsan, South Korea | H2 2023 — Production capacity of ~10,000 vehicles per year — Only ~$90mm of capital required to complete development (fractional compared to other capital - intensive OEMs / EVs) — 1.1 million square - feet manufacturing facility — Renovated an existing facility which significantly reduced costs and lead time — Extensive use of virtual manufacturing capabilities to validate operations — In - house pre - production validation ensures a smooth production ramp - up — Production capacity of up to ~270,000 vehicles per year — FF has signed an agreement with Myoung Shin for additional capacity to manufacture vehicles — Myoung Shin has significant experience in automotive production — Production to be launched in former GM plant with key retained personnel in vehicle production and ramp - up — Korea benefits from very low or no tariffs on imports and exports to key target markets

4. FF, Geely Holding and a Tier 1 Chinese City Provide Possible Upside Opportunity in China Investment Framework (1) — Contemplated JV among FF, Geely Holding and a Tier 1 Chinese City to support FF China production and FF China headquarters — Total annual expected production capacity of 100,000 – 250,000 units estimated starting in 2025 and an additional 150,000 units estimated in 2026 Assets — Geely Holding – with over 2 million vehicles sold in 2019 – to provide contribution on mid - end mass market platform and support with respect to manufacturing capability and capacity for mass market vehicle production in China — Tier 1 Chinese City to contribute industrial land of 2,000 mu (~330 acres) to be owned and used by the JV — Faraday Future to contribute brand and IP in China Governmental Subsidy — Tier 1 Chinese City to provide a subsidy for the foreign investment efforts, such as tax benefits, and an additional subsidy for the establishment of a R&D center (1) As of the date of this presentation, no definitive documentation with respect to the joint venture has been executed. As a result, the joint venture may not occur or occur on substantially different terms than described herein. There is no guarantee or assurance that FF will be able to establish a joint venture with the Tier 1 Chinese City and/or Geely Holding or another party in China or elsewhere. GLOBAL TOP 15 OEM & TOP 3 LARGEST NON - GOVERNMENT OWNED OEM IN CHINA © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 32

More Than 94% of Key Components Have Already Been Sourced Key Global Suppliers FF has established relationships with global world - class tier 1 suppliers from North America, Europe, and Asia In - Sourced Critical Components Inverter, Motor & Gearbox — Inverter is completely designed, patented and assembled in - house — Electric motor and gearbox are designed by FF and final assembly is performed in - house Battery Pack & Battery Management System — Components, architecture and battery management system are completely designed and assembled in - house Battery Cells — FF partnered with LG CHEM to develop FF - specific battery cell specifications, chemistry and physical features, while maintaining an industry - standard 21700 form factor Internet of Vehicle (“IoV”) and Advanced Driver Assistance Systems — Supplementing proven systems (BOSCH) with FF proprietary features © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 33

The FF 91 Has Already Completed Most of the Vehicle Development Hurdles

T = 0
(TRANSACTION CLOSE)

FEASIBILITY PHASE | CONCEPT PHASE | DEVELOPMENT PHASE (ENGINEERING VALIDATION AND VERIFICATION) | PRODUCTION PREPARATION

T - 44

T - 36

T - 25

T - 1

WORKING / FUNDED MONTHS

FF 91 USER EXPERIENCE LAUNCH
T + 9

START OF SALES
T + 12



CONCEPT

29 PROTOTYPE ASSETS

13 PRE-PRODUCTION ASSETS

PRODUCTION TRY OUT

START OF SALES

FF 91 CURRENT STATUS
- PRODUCTION TOOLING (91% COMPLETE)
- PRODUCTION EQUIPMENT (75% COMPLETE)

BUILD IN PROTOTYPE (PROTOTYPE AREA AT FACTORY)

BUILD IN PRODUCTION LINE

Concept Build

- ✓ Systems installation
- ✓ Prototype initial validation and calibration

Prototype Build

- ✓ Vehicle assembled to design specification
- ✓ Prototype tooling utilized

Pre-production Build

- ✓ Vehicle has full intelligent driving and control function features
- ✓ System integration and development
- ✓ Vehicle technical specification validation
- ✓ Propulsion system calibration

Production Try Out

Non-Saleable Build: Futurist Experience

- ID and correct process and I.A.I user interface interaction issues
- Simulated full manufacturing and production process

Non-salable phase results in better performance against quality targets. Non-salable vehicles can be upgraded to salable vehicles

Start of Sales

Ready for Commercial Use

- Homologation & certification complete
- Engineering sign-off & quality review passed
- Assembly line is accelerated in a stair-step process until target run-rate is achieved

◆ FUTURE GATING EVENTS.

◇ COMPLETED GATING EVENTS.

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Direct sales model utilizes online and offline channels to drive sales and user operations and continuously create value Comprehensive Online to Offline Sales Ecosystem Targeting Stores in Top 20 Cities Across 3 Major Markets by 2025 FF SELF - OWNED STORES FOR BRAND ESTABLISHMENT FF PARTNER - OWNED STORES FOR ASSET - LIGHT SALES NETWORK EXPANSION Overview of Recent MOUs FF has signed agreements across the globe to support their Partner - Owned store strategy US FF ONLINE FOR PROCESSING OF PURCHASES — — 15+ major US cities by 2025 and 30+ by 2030 China — — Topyoung / Huachi Fuwei / Haipai — 30+ of the major China cities covering the majority of addressable market in China UNITED STATES WESTERN EUROPE CHINA © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 35

Premium After - Sales Differentiation Premium Multi - Channel Aftersales Service System Service Centers — Integrated with FF Stores as flagship service center — FF Service Partners to provide after sales service while maintaining user experience Remote Service Platform — Addresses a majority of service issues — OTA and remote diagnosis minimize on - site repairs — AI and predictive maintenance — Service and repair status available in real - time Mobile Service — Proactive service experience — Convenience of vehicle service at owner’s residence or work — FF loaner with FFID swap Overview of Formel D MOU — US / CN / EU (Formel D) : 15 + of the major US cities, 10 + of the major China cities and 25 + of the major European cities and EV markets Partner with Premier Automotive Service Provider — Formel D is the global service provider of the automotive industry — Develops market leading, scalable solutions along the entire automotive value chain, up to the aftersales service — Has served automobile manufacturers and suppliers for 25+ years — 10,000+ global employees © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 36

“With consumer consciousness on the rise and market forces gaining momentum, EVs are quickly becoming the future of the automotive industry and a darling for investors who recognize this growth potential.” – FORBES Financial Overview 37

© 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL The Market Potential for Smart EVs is Massive and Growing LMD EV Market (~470k annual units sold by 2025E) (2) (Units in thousands) U.S., Europe, and China 2020E 2025E 2030E Last Mile Delivery Market Drivers — Urbanization and e - commerce leading to new target to reduce pollution in cities — New European and Chinese regulations restrict or ban the use of Internal Combustion Engine LCVs — CAFE, EU and Chinese GHG emission regulations expected to encourage BE LCV adoption going forward Sou r c e : Note: (1) (2) BloombergNEF Electric Vehicle Outlook as of May 2020. LCV = Light Commercial Vehicle. Represents EV market in the United States, Europe and China, and excludes the rest of the world. LMD EV market defined as BloombergNEF LCV EV market for U.S., Europe, and China. 470 30 1 , 6 80 ~49% CAGR 1.1 ~34% CAGR 4 .0 0 .9 4 .6 12 .6 C h i n a ~30% CAGR Passenger EV Market (~7.7mm annual units sold by 2025E) (1) (Units in millions) United States Europe 0 .5 2 .0 5 .9 0.2 2020 E 2025 E 2030 E 2020 E 2025 E 2030 E 2020 E 2025 E 2030E ~29% CAGR Passenger EV Market Drivers — Global CO 2 emission legislation continues to tighten — 15 – 20 countries have fixed dates to end Internal Combustion Engine sales — European CO 2 legislation in 2020 drives tripling of BEV sales 38

Volumes and Revenue

Key commentary

Primarily targeting consumers and businesses in the two largest EV markets (US and China)

- Significant ramp of FF Series volumes once production begins
  - Production launch of FF 91 complete in 2021E and deliveries begin Q1 2022E
  - Ramp of FF 81 and FF 71 starting in 2023E and 2024E, respectively
- Smart Last Mile Delivery engagements today entering production in 2023E and ramping volumes in 2024E
  - Strong growth driven by increasing e-commerce and tightening of emission regulations worldwide
- Implied modest market share of ~3% in electric vehicles and ~7% in Last Mile Delivery by 2025
- Revenue, in line with vehicle volume ramp, expected to grow to $20bn+ by 2025E

B2C – Vehicle Unit Sales

(Units actual)



FF 91 Series
FF 81 Series
FF 71 Series
–
2,400
38,600
105,300
266,800
2021E
2022E
2023E
2024E
2025E

B2B – Smart Last Mile Delivery Unit Sales

(Units actual)



–
–
20
8,000
35,000
2021E
2022E
2023E
2024E
2025E

Revenue

($ in millions)



FF Series
Smart Last Mile Delivery
–
$504
$4,038
$10,555
$21,445
2021E
2022E
2023E
2024E
2025E

Source: Faraday Future financial model are management estimates only.

Note: Market share projections calculated from estimated revenue divided by projected market size as indicated on page 38. B2C and B2B vehicle unit sales rounded to nearest hundred. Financial projections assume transaction close in Q1 2021.

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Profitability

Key commentary

- Targeting 30%+ contribution margin across FF Series and 20%+ contribution margin for Smart Last Mile Delivery
  - Significant investment completed at Hanford manufacturing facility and flexibility provided by contract manufacturing
- Executable BoM reduction plan as business scales in 2023E & 2024E
  - Reduction in outsourced material costs as FF 91 and FF 81 volumes ramp, as well as alternate-sourcing of components
  - Fully leveraged benefits of VPA for FF 81 and FF 71 development and shared BoM costs
  - Carryover and carryback cost benefits for both interior and body design and materials
  - Planned industry standard improvements in costs from commercial reductions and supply chain efficiencies
  - Additional scale benefits for key component costs from Smart Last Mile Delivery volumes
- Profitability and positive cash-flow expected to be achieved in 2024E
  - FF Series volumes support operations at scale
  - Capex will primarily fund additional capacity expansion, vendor tooling needs and investments in Sales and After-Sales centers



Contribution margin
FF Series
Smart Last Mile Delivery
15%
25%
30%
31%
20%
21%
22%
2021E
2022E
2023E
2024E
2025E
EBITDA
($ in millions)
2021E
2022E
2023E
2024E
2025E
($227)
($722)
($268)
$914
$2,312
EBITDA less capex
($ in millions)
2021E
2022E
2023E
2024E
2025E
($347)
($1,138)
($630)
$743
$2,131

Source: Faraday Future financial model are management estimates only.
Note: Financial projections assume transaction close in Q1 2021.

© 2021 FARADAY FUTURE
40
PROPRIETARY AND CONFIDENTIAL

FF 91 12-Month Budget After Equity Financing

Key Commentary

Clear, well-defined program budget to start of production:

— Complete FF 91 production tooling and remaining pre-production test & validation

— Certification and validation – including physical crash testing

— Finalize tooling for manufacturing

— Finish Hanford renovation and install production equipment

— Fund operations including working capital

$377mm capital requirement represents budget to launch of FF 91:

— Only ~$90mm of capital required to complete development of Hanford facility

— Prior vendor payables and other debt-like obligations are expected to be satisfied with equity and cash(1)

NTM Estimated Capital Requirement to Launch the FF 91

($ in millions)



$49
$97
$96
$103
$32
$377
Engineering & Testing
Certification & Validation
SG&A & Supply Chain
Capex (2)
Tooling
Total

Source: Faraday Future financial model are management estimates only.
(1) Does not include investment transaction fees.
(2) $103mm of capital expenditures includes $93mm for Hanford and $10mm for sales and service.

© 2021 FARADAY FUTURE
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Transaction Overview 42

Transaction Overview © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 43 T r a n sa c ti o n Structure — Business combination between FF Intelligent Mobility Global Holdings Ltd. (“Faraday Future”, “FF” or the “Company”) and Property Solutions Acquisition Corp. (NASDAQ: PSAC), a publicly traded special purpose acquisition company — The transaction, inclusive of the planned $775 million PIPE financing, is expected to fully fund FF through the launch of the FF 91 — Target filing initial S - 4 by early February 2021 with transaction close expected in Q2 2021 Valuation — Fully diluted pro forma equity value of ~$3.4 billion (assuming $748 million in net cash at closing) — Existing Faraday Future stakeholders will roll the entirety of their existing equity holdings into the combined company and are expected to receive ~68% of the pro forma equity — Transaction implies a pro forma enterprise value of $2,622 million — 0.2x 2024E revenue of $10,555 million — 2.9x 2024E EBITDA of $914 million Capital Struct u re — Funded by a combination of PSAC cash held in a trust account, roll - over FF equity, conversion of debt to equity and a new PIPE raise — Transaction will result in $748 million of cash on the balance sheet to fund the production of the FF 91 — The pro forma company is expected to have little to no outstanding debt after this transaction (1) Governance — Total of 9 members on the Board of Directors, including 5 - 6 Independent Directors who have sufficient public company directorship experience and relevant industry expertise, who will have an initial two - year term and subject to reelection annually thereafter — Company management, through FF Top Holdings Ltd., will appoint 2 Directors and nominate 4 independent Directors — RMG will appoint 1 Director, Philip Kassin — PSAC will appoint 1 Director, Jordan Vogel — In addition, the Company’s CEO, Dr. Carsten Breitfeld, will be a Director — After the closing, FF Top will have the contractual right to nominate a number of Directors proportionate to the aggregate voting power of FF Top and certain other shareholders that agree to vote as a group with FF Top (2) (1) (2) Subject to agreement by certain lenders and assumes $9.2mm PPP loan is forgiven prior to close. The company is also currently in discussions with a potential bridge lender that may provide the company with up to $85 million in secured debt, some or all of which may remain outstanding after the closing. FF Top has entered into voting agreements with FF stakeholders such that, as of the closing, FF Top is expected to have voting power (subject to certain limitations) with respect to approximately 30% of the company’s outstanding shares and be able to nominate three of the company’s nine directors after the closing.

Transaction Structure and Pro Forma Equity Ownership

Sources & Uses

($ in millions)

Sources	
Faraday rollover equity	$1,625
Rollover existing net debt	671
SPAC cash in trust [(1)]	230
PIPE investor cash [(2)]	775
Total sources	$3,301

Uses	
Faraday rollover equity	$1,625
Debt converted to equity [(4)]	671
Cash to balance sheet	748
Debt paydown [(5)]	182
Deal expenses	75
Total uses	$3,301

Enterprise Value Build

($ in millions)

TEV Build	
Share price	$10.00
(x) Shares outstanding *(millions)* [(3)]	337
Pro forma equity value	$3,370
Plus: Debt [(5)]	–
Less: Cash to balance sheet	(748)
Pro forma enterprise value	$2,622

Key Commentary

— All Faraday Future equity holders and substantially all Faraday Future debt holders are expected to receive stock in public company (no cash paid to Faraday Future shareholders at closing)[(6)]

— Proceeds for transaction will be used to fund Faraday Future through the start of production of FF 91

Alignment of Key Stakeholders

✓ Majority of vendor obligations converting to equity

✓ Evergrande, the largest shareholder, is fully supportive of transaction

✓ Founder YT Jia's personal obligations are resolved and his creditors have converted to equity[(8)]

Pro Forma Ownership[(1)(3)(7)]

% / millions of shares



Debt converted to equity 17.2%
SPAC sponsor 1.9%
PIPE shareholders (2) 23.0%
Seller rollover equity 51.1%
SPAC shareholders 6.8%

Note: Excludes the impact of 23.615 million out-of-the-money PSAC warrants (strike price of $11.50 or 15% out-of-the-money) which is reflective of both 0.615 million PSAC sponsor warrants and 23.0 million public warrants. Excludes potential earnout shares to the existing FF shareholders of two tranches of 12.5 million shares each earned at share price targets of $13.50 and $15.50, respectively. This also excludes impact of converted pro forma stock options and new public company equity incentive plan.

(1) Assumes no redemptions from PSAC's existing public stockholders and assumes $9.2mm PPP loan is forgiven prior to close. The company is also currently in discussions with a potential bridge lender that may provide the company with up to $85 million in secured debt, some or all of which may remain outstanding after the closing.

(2) $175 million of the $775 million PIPE is from a Tier 1 Chinese City investor and is subject to customary regulatory approvals. Geely Holding will also be participating in the PIPE for less than 10% of the deal size.

(3) Assumes new shares are issued at a price of $10.00/share and includes SPAC sponsor promote.

(4) Certain liabilities that are expected to convert to equity are currently being negotiated; however, a majority have signed a TSA in support of the transaction.

(5) Debt paydown may be impacted by up to an additional $85mm of bridge financing available for general corporate purposes and to accelerate R&D, if desired. Any bridge loans up to $50 million will not reduce enterprise value under the merger agreement.

(6) Subject to agreement by certain lenders.

(7) Subject to potential dilution of 20.7 million outstanding unvested Faraday Future options, which options if fully vested and exercised would comprise approximately 5.0% of the outstanding shares of Faraday Future on a fully-diluted basis at the closing of the business combination. These options will retain their existing vesting schedules and will not fully vest until October 2027. Additionally, the Company anticipates implementing a Long-Term Incentive Plan at closing that will provide for an aggregate share reserve equal to 12.0% on a fully-diluted basis.

(8) Pursuant to the completed Chapter 11 restructuring plan involving the personal debts of Mr. Yueting Jia, Mr. Yueting Jia is entitled to receive 5% of any distributions to the Creditor Trust until the Creditor's Trust receives aggregate cash payments of $4.9 billion.

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Market Capitalization / Volume Benchmarking $4 , 4 76 $1 , 5 03 $7 , 1 27 $8 , 9 56 $7 , 7 78 $2,448 $4,420 $2,940 $4,916 $1,640 $4,282 $21 , 2 63 $1,334 $2,685 $48 , 6 32 $32 , 1 31 NA NA Faraday Future Canoo Fi s k e r Lordstown QuantumScape Rom e o Te s la NIO Xp e ng Li Auto Market Capitalization at IPO / Announcement versus Current Recent Electric Vehicle SPACs Recent Battery SPACs Unit Volumes at IPO / Announcement versus Current Sou r c e : Note: Company filings, investor presentations, Wall Street Research and FactSet as of 01/22/2021. Assumptions used to calculate market capitalization at announcement: Faraday Future: share price $10, 303.4mm shares outstanding. Fisker: share price $10, 294mm shares outstanding. Lordstown: share price $10, 164mm shares outstanding. QuantumScape: share price $10, 447.6mm shares outstanding. Electric Vehicle OEMs $17.00 $14.86 $23.66 0 .5 1 1 .0 0 0 0 0 0 0 0 0 0 0 0 0 491 .0 43 .1 Faraday Future Canoo Fi s k e r Lordstown QuantumScape Rom e o Te s la NIO 21 .8 24 .1 Xpeng 30 .0 29 .7 Li Auto @ IPO / A nno u nc e m e n t Current Recent Electric Vehicle SPACs Recent Battery SPACs Electric Vehicle OEMs $1 , 0 43 , 7 75 $109 , 4 34 491.0 Excluding Tesla, market volumes for electric vehicles remain relatively low today (Units in thousands) 9 months to start of sales 12 months to start of sales 18 months to start of sales 24 months to start of sales 4 years to start of sales NA Canoo: share price $10, 244.8mm shares outstanding. © 2021 FARADAY FUTURE . PROPRIETARY AND CONFIDENTIAL 45

Valuation Benchmarking at IPO / Announcement

EV / T+4 & T+5 Revenue where T = 0 is Year of IPO / Announcement



Implied at Deal Value
Recent Electric Vehicle SPACs
Recent Battery SPACs
Electric Vehicle OEMs
$17.00
$14.86
$23.66
0.2x
0.1x
1.3x
0.8x
0.2x
0.1x
0.2x
NA
1.0x
0.5x
0.9x
0.6x
0.6x
0.5x
0.1x
0.1x
0.7x
0.6x
0.7x
NA
Faraday Future
Canoo
Fisker
Lordstown
QuantumScape
Romeo
Tesla
NIO
Xpeng
Li Auto
2024E
2025E
2024E
2025E
Current trading price
2027E
2028E
2024E
2025E
2014E
2015E
2022E
2023E
2024E
2025E

EV / T+4 & T+5 EBITDA where T = 0 is Year of IPO / Announcement



Implied at Deal Value
Recent Electric Vehicle SPACs
Recent Battery SPACs
Electric Vehicle OEMs
2.9x
1.1x
9.8x
3.5x
0.9x
0.7x
1.6x
NA
4.1x
2.0x
5.1x
2.9x
4.3x
3.1x
0.8x
0.6x
12.5x
8.6x
8.2x
NA
Faraday Future
Canoo
Fisker
Lordstown
QuantumScape
Romeo
Tesla
NIO
Xpeng
Li Auto

Source: Company filings, investor presentations, Wall Street Research and FactSet as of 01/22/2021.
Note: Assumptions used to calculate EV at announcement:
Faraday Future: share price $10, 303.4mm shares outstanding, $0 debt.
Fisker: share price $10, 294mm shares outstanding, $0 debt.
Lordstown: share price $10, 164mm shares outstanding, $0 debt.
QuantumScape: share price $10, 447.6mm shares outstanding, $0 debt.
Canoo: share price $10, 244.8mm shares outstanding, $0 debt.

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© 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL Operational Benchmarking at IPO / Announcement T+2 – T+5 Revenue CAGR where T = 0 is Year of IPO / Announcement 249% 92% 180% 85% 59% 68% 38% 38% 39% Faraday Future Canoo Fi s k e r Lordstown QuantumScape Rom e o Te s la NIO Xp e ng Li Auto 8 . 7% 13 . 1% 18 . 9% 10 . 4% 17 . 0% 14 . 5% 9 . 2% 5 . 6% 8 . 1% 10 . 8% 22 . 3% 20 . 9% 0% 20 . 5% 16. 0% 10 . 0% 6 . 8% 0 . 0 % Faraday Future Canoo Fi s k e r Lordstown QuantumScape Rom e o Te s la NIO Xp e ng Li Auto T+4 EBITDA margin where T = 0 is Year of IPO / Announcement Sour c e: Note: Company filings, investor presentations, Wall Street Research and FactSet. Financial projections assume transaction close in Q1 2021. 2022E – 2025E 2025E – 2028E 2022E – 2025E 2022E – 2025E 2012E – 2015E 2022E – 2025E 2022E – 2024E 2024E 2025E 2027E 2028E 2024E 2025E 2024E 2025E 2014E 2015E 2022E 2023E 2024E 2025E NA NA 2020E – 2023E 2022E – 2024E 47 Recent Electric Vehicle SPACs Recent Battery SPACs 450% Electric Vehicle OEMs Recent Electric Vehicle SPACs Recent Battery SPACs 25.2% 25.0% Electric Vehicle OEMs

Faraday Future vs Recent Electric Vehicle Opportunities

	Faraday Future	CANOO	Fisker	Lordstown
	FF is currently ahead of majority in "time-to-market"			
Employee Headcount	~300	~300	~49	~79
Funding Prior to SPAC Transaction	~$2,000mm	~$480mm ($130mm cash available)	~$15mm	~$15mm
SPAC Transaction Value	~$2.6bn	~$1.8bn	~$1.9bn	~$1.0bn
Target Production Date	Q4 2021	Q2 2022	Q4 2022	Q3 2021
Owned Manufacturing Facilities	1 (Equip. ready for installation)	n/a	n/a	1
Supply Chain	91%+ supplier tooling completed	Less than 10% supplier tooling completed	0% supplier tooling completed	n/a
# of Prototypes	29 prototypes and 13 pre-production assets	13 driving prototypes	1	1
Core Drive Platform / Skateboard	Proprietary Variable Platform Architecture	Proprietary skateboard	n/a[1]	Licensed Elaphe hub motor technology
Proprietary Mobility Tech	ADAS, Battery and E-Drive systems and manufacturing, UI/UX, Closures, Charging and Internet of Vehicle	Skateboard Architecture, Drivetrain, Battery System and Suspension	n/a	Battery Pack, Body and Frame Design
Global Patents Filed	~880	~52	~45	0
Direct Vehicle Competition	No comparable market offerings	No comparable market offerings	Highly Competitive (Model Y, XC40, E-Tron, EQC, among many others)	Highly Competitive (F-150, Badger, Cybertruck, R1T, Hummer and many others)
B2C Offerings	FF 91 Series FF 81 Series FF 71 Series	Lifestyle Vehicle Sport Vehicle	Fisker Ocean Fisker EMotion	n/a
B2B Offerings	SLMD (Customized Configurations)	Delivery Vehicle Contract Engineering Skateboard Licensing Opportunities	n/a	Endurance Pickup

Source: Publicaly available filings and investor presentations.

(1) Proxy statement disclosures reliance on a third party OEM for a platform to develop and produce a vehicle. Have stated that they have signed an agreement with Magna to build Electric Ocean SUV.

© 2021 FARADAY FUTURE

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Leading new product on the market FF is setting new standards in luxury and performance that will enhance quality of life and redefine the future of intelligent mobility ecosystems “The best way to predict the future is to actively shape it” Industry leading technology 49 Proceeds from the SPAC transaction will culminate in expected launch within 12 months Highly experienced management team well - positioned to drive the success of FF for years to come

PROPRIETARY AND CONFIDENTIAL © 2021 FARADAY FUTURE W W W . F F . C O M

Risk factors These risk factors are being provided to certain sophisticated institutional investors for potential investment in Property S olu tions Acquisition Corp. (“PSAC”) as part of a proposed business combination between FF Intelligent Mobility Global Holdings Ltd. (“Faraday Future”, “FF,” “we”, “us” or “our”) and PSAC pursuant to which a wholly - owned subsidiary of PSAC will be merged with and into Faraday Future, and the combined company will become a publicly traded company (the “Business Combination,” and the post - Business Combination entity being referred to as the “combined company”). Investing in shares of PSAC common stock to be issued in connection with the Business Combination involves a high degree of risk. Investors should carefully consider the risks and uncertainties inherent in an investment in us and in our securities, including those described below, before subscribing for the shares of PSAC common stock. If we cannot address any of the following risks and uncertainties effectively, or any other risks and difficulties that may arise i n t he future, our business, financial condition or results of operations could be materially and adversely affected. The risks described below are not the only ones we face. Additional risks that we currently do not know about or that we currently believe to be immaterial may also impair our business, financial condition or results of operations. You should review the investors presentation and perform your own due diligence, prior to making an investment in PSAC and Faraday Future — We have a limited operating history under our current business model and we have not yet sold any production vehicles to customers. We face significant barriers to growth in the EV industry. — We have incurred losses in the operation of our business and anticipate that we will continue to incur losses in the future. We may never achieve or sustain profitability. Any investment in FF is therefore highly speculative. — We expect our operating expenses to increase significantly in the future, which may impede our ability to achieve profitability. The rate at which we will incur costs and losses in future periods from current levels may significantly increase as we continue to build our product offerings, build our manufacturing facilities, increase inventory and develop other services and activities. — If we do not appropriately manage future growth, if any, or are unable to improve our systems, processes and controls, our business, prospects, financial condition or results of oper ati ons could be materially and adversely affected. The growth and expansion of our business places a continuous and significant strain on our management, operational and financial res ources. Additionally, our productivity and the quality of our products may be adversely affected if we do not integrate and train our new employees quickly and effectively. — Our operating results forecast rely in large part upon assumptions and analyses developed by us. If these assumptions and analyse s prove to be incorrect, our actual operating results may suffer. Our analysis is based on projected purchase prices, unit costs for materials, manufacturing, packaging and logistics, and our estimated number of orders for the vehicles with factors such as our current costs, and industry cost benchmarks taken into consideration. Any of these bases may end up being different than anticipated. Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our business, prospects, financial results and results of operations. Although a third party consultant has reviewed our financial model, such third party consultant has not validated our financial model and no reliance should be placed on such consultant’s review. — We may be unable to meet our future capital requirements, including capital required for initial investments to reach first prod uct ion and revenue, which could limit our ability to grow and jeopardize our ability to continue our business operations. — We have substantial existing indebtedness and may incur substantial additional indebtedness in the future, and we may not be able to refinance our current borrowings on terms that are acceptable to us, or at all. — Our debt agreements contain covenant restrictions that may limit our ability to operate our business. — Our vehicles are in development and we do not expect our first vehicle to be produced until the first quarter of 2022, if at all. — We identified five material weaknesses in our internal control over financial reporting . If we are unable to remediate these material weaknesses, or if we identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and share price . — For the year ended December 31, 2019, our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements included in this proxy statement/prospectus. © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 51

Risk factors – (cont’d) — We will depend on revenue generated from a limited number of models of vehicles in the foreseeable future. — The market for our vehicles is nascent and not established. In particular, the market for ultra - luxury electric vehicles may not develop in accordance with our expectations or at all. — We are highly dependent on our suppliers, the majority of which are single - source suppliers, and the inability of these suppliers to deliver necessary components of our products according to our schedule and at prices, quality levels and volumes acceptable to us, or our inability to efficiently manage these suppliers, could have a material adverse effect on our business and operating results. — If any of our suppliers become economically distressed or go bankrupt, we may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase our costs, affect our liquidity or cause production disruptions. — We, our outsourcing partners and suppliers are subject to substantial regulation and unfavorable changes to, or failure by us, our outsourcing partners or our suppliers to comply with, these regulations could substantially harm our business and operating results. — We face a number of challenges in the sale and marketing of our vehicles, including, without limitation: — Demand in the automobile industry is highly volatile. — Final delivered range, performance and quality of our production vehicles may vary from estimates. — We may not succeed in continuing to establish, maintain and strengthen the Faraday Future brand. — Many consumers are not aware of the benefits of our products. — We compete with other automotive manufacturers for consumer spending. — It is expensive to establish a strong brand. — Our failure to keep up with rapid technological changes could make our vehicles less attractive than those of competitors or make potential customers unwilling to pay a premium for our vehicles — We may not be able to attract a sufficient number of dealer partners to support our expected sales volumes. — There are complex software and technology systems that need to be developed in coordination with vendors and suppliers in order to reach production for an electric vehicle such as ours, and there can be no assurance such systems will be successfully developed. — We have yet to obtain licenses and other rights in certain technologies, software, and content needed for our vehicles and we may face technical difficulties and attendant delays in integrating such technologies in our vehicles. Licensing third party technology carries risks that are difficult to control. Accordingly, we may need to modify aspects of planned vehicle designs and alter features. — Our decision to manufacture our own vehicles in our Hanford, California facility significantly increases our anticipated capital expenditure and does not guarantee we may not incur significant delays in the production of our vehicles. — Production and manufacturing of some of our vehicles will be outsourced to a third - party contract manufacturer in South Korea on which we will be heavily reliant. If such contract manufacturer fails to produce and deliver our vehicles in a timely manner for any reason, our business could be materially harmed. — We may establish a joint venture in China to produce vehicles for the Chinese market and elsewhere. No definitive documentation with respect to the contemplated joint venture in China has been executed. As a result, the joint venture may not occur or occur on substantially different terms than described herein. There is no guarantee or assurance that we will be able to establish a joint venture in China or elsewhere. © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 52

Risk factors – (cont’d) — Substantial aspects of our business and operation may be based in China, which will be subject to economic, operational and legal risks specific to China. Further, if our operations and markets are substantially based on in China, we may need to rely on dividends and other distributions paid by our PRC subsidiaries to fund any cash and financing requirements. Any limitation on the ability of our PRC subsidiaries to make payments to us, including but not limited to foreign currencies control, could have a material and adverse effect on our business, prospects, financial condition and results of operation, including our ability to conduct business, or limit our ability to grow. — We may be adversely affected by the complexity, uncertainties and changes in PRC regulations on internet - related business, automoti ve businesses and other business carried out by our PRC subsidiaries, including China’s newly enacted Foreign Investment Law. — Changes in U.S. and international trade policies, including tariffs, export and import controls and laws, particularly with regard to China, may adversely impact our business and operating results. — Any independent registered public accounting firm operating in China that we use as an auditor for our operation in China will not permitted to be subject to inspection by Public Company Accounting Oversight Board, and as such, investors may be deprived of the benefits of such inspection . In addition, if additional remedial measures are imposed on PRC - based accounting firms, the financial statements prepared by such PRC - based accounting firms may be determined to not be in compliance with the requirements of the Exchange Act, if at all . — Continued or increased price competition in the automotive industry generally, and in electric and other alternative energy vehicles in particular, may harm our business. — The automotive markets are highly competitive. We face competition from a number of sources, including new and established domestic and international competitors, and expect to face competition from others in the future, including competition from companies with new technology. This fierce competition may impair our revenues, increase our costs to acquire new customers, and hinder our ability to acquire new customers. — Our go to market and sales strategy, including Faraday Future - owned and dealer - owned stores as well as an online web platform, will require substantial investment and commitment of resources and are subject to numerous risks and uncertainties. — Difficult economic conditions, financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may affect consumer purchases of luxury or discretionary items, such as our electric vehicles . — We face risks related to natural disasters, health epidemics and pandemics, terrorist attacks, civil unrest and other circumstan ces outside our control, including the current COVID - 19 pandemic, which could significantly disrupt our operations. — If we are unable to attract and/or retain key employees and hire qualified personnel, our ability to compete could be harmed. — If our employees were to engage in strikes or other work stoppages, or if third - party strikes or work stoppages cause supply chain interruptions, and our business, prospects, operations, financial condition and liquidity could be materially adversely affected . — Unionization activities or labor disputes may disrupt our operations and affect our profitability. — The discovery of defects in vehicles may result in delays in new model launches, recall campaigns or increased warranty costs. Ad dit ionally, discovery of such defects and related recalls may adversely affect our brand and result in a decrease in the residual value of our vehicles, which may materially harm our business. — We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims. — We may not be able to obtain patent protection on certain of our technological developments because some of our existing applica tio ns were abandoned and applicable filing deadlines for seeking to protect such technologies may have passed in the United States and around the world. © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 53

Risk factors – (cont’d) — We have elected to protect some of our technologies as trade secrets rather than as patents, however, this approach risks the wrongful disclosure and use of our trade secrets by departing employees and others. Also, if another person has filed or files in the future a patent application on the same subject invention we may be precluded from subsequently filing for our own patent on such invention. — We face better - funded competitors with formidable patent portfolios and there can be no guarantee that one or more competitors has not and will not obtain patent protection on features necessary to implement in our vehicles. — We have little patent coverage anywhere in the world except the United States and China. The risks and difficulties in enforcing intellectual property rights can be particularly acute in China. — We could be sued for infringement of misappropriation. If we are sued for infringing or misappropriating intellectual property rights of third parties, litigation could be costly and time consuming and could prevent us from developing or commercializing our future products. — We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets or other intellectual property rights of former employers of our employees’. — We are dependent upon our proprietary intellectual properties. We may need to commence litigation to protect and enforce our intellectual property rights which may incur significant costs and expensive and may not be successful. Additionally, even if we are able to take measures to protect our intellectual property, third - parties may independently develop technologies that are the same or similar to ours. — \ We are subject to stringent and changing laws, regulations, standards and contractual obligations related to data privacy and se cur ity, and our actual or perceived failure to comply with such obligations could harm our reputation, subject us to significant fines and liability, or otherwise adversely affect our business, prospects, financial condition and results of operations. — We are subject to cybersecurity risks relating to our various systems and software, and any failure, cyber event or breach of security could prevent us from effectively operating our business, harm our reputation or subject us to significant liability. — We will be subject to complex and stringent data protection and privacy laws and regulations. Any significant or high profile data privacy breach or violation of data privacy laws could result in the loss of business and reputation, litigation against us, liquidated and other damages, and regulatory investigations and penalties that could adversely affect our reputation and operating results and financial condition. — We plan to incorporate self - driving functionality in our vehicles and, as a result, may be subject to risks associated with autonomous driving technology. This feature increases the risk of security and safety failures and related liability. Additionally, there is a variety of international, federal and state regulations that may apply to aut ono mous vehicles, which include many existing vehicle standards that were not originally intended to apply to vehicles that may not have a driver. Such regulations continue to rapidly change, which increases the likelihood of a patchwork of complex or conflicting regulations and could result in higher costs and cash expenditures, or may delay products or restrict self - driving features and availability, any of which could adversely affect our business, prospects, financial condition and results of operation. — We may not be able to obtain regulatory approval for our vehicles. — We and our manufacturing partners may be subject to increased environmental and safety or other regulations resulting in higher costs, cash expenditures, and/or sales restrictions. — We may be subject to anti - corruption, anti - bribery, anti - money laundering, economic sanctions and other similar laws and regulations, and noncompliance with such laws and regulations could subject us to civil, criminal and administrative penalties, remedial measures and legal expenses, all of which could adversely affect our business, prospects, results of operations, financial condition and reputation. — Increases in costs, disruption of supply or shortage of materials used to manufacture our vehicles, in particular for lithium - ion cells, could harm our business. — The markets in which we operate are highly competitive, and we may not be successful in competing in these industries. We currently face competition from new and established domestic and international competitors and expect to face competition from others in the future, including competition from companies with new technology. — Developments in alternative technologies may materially adversely affect the demand for our electric vehicles. © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 54

Risk factors – (cont’d) — Developments in new energy technology, such as advanced diesel, ethanol, fuel cells, or compressed natural gas, or improvemen ts in the fuel economy of internal combustion engines, may materially and adversely affect our business, prospects, financial condition and results of operations. — Our vehicles will make use of lithium - ion battery cells, which have been observed to catch fire or vent smoke and flame. Any failure of our vehicles or battery packs could subject us to product liability claims, product recalls, or redesign efforts, and lead to negative publicity. Moreover, any failure of a competitor’s electric vehicle or energy storage product may cause indirect adverse publicity for us and our products. In addition, we will need to store a significant number of lithium - ion cells at our facilities, and any mishandling of battery cells may cause disruption to business operations and cause damage and injuries. — We may not be able to guarantee customers access to efficient, economical and comprehensive charging solutions. — We will face risks associated with international operations, including possible unfavorable regulatory, political, currency, tax and labor conditions, which could harm our business, prospects, financial condition and results of operations. — We might not be able to obtain and maintain sufficient insurance coverage, which could expose us to significant costs and business disruption. — Changes in tax laws may materially adversely affect the combined company’s financial condition, results of operations and cash flows. — Government financial support, incentives and policies for electric vehicles are subject to change. Discontinuation of any of the government subsidies or imposition of any additional taxes or subcharges could adversely affect our business, prospects, financial condition and results of operations. — The combined company’s ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes. — As a result of the Business Combination, the combined company’s tax obligations and related filings may become significantly more complex and subject to greater risk of audit or examination by taxing authorities, and outcomes resulting from such audits or examinations could adversely impact the combined company’s after - tax profitability and financial results. In addition, the combined company will have international supplier and customer relationships and may expand operations to multiple jurisdictions, including jurisdictions in which the tax laws, their interpretation or their administration may not be favorable. Additionally, future changes in tax laws or regulations in any jurisdiction in which the combined company will operate could result in changes to the taxation of the combined company’s income and operations, which could cause the combined company’s after - tax profitability to be lower than anticipated. — If we, or third parties which we engage, are unable to provide financing, leasing or subscription arrangements for our vehicles on terms acceptable to potential customers, our business could be materially harmed. — We may engage in direct - to - consumer leasing, financing or subscription arrangements in the future, and our business could be materially harmed if our customers fail to make payments or default on their obligations to us. In lease arrangements, used vehicle residual value risk is one of the larger risks that could lead to substantial losses if our vehicles’ fair market value deteriorates faster than expected. — Our ability to successfully effect the Business Combination, and the combined company’s ability to successfully operate the business thereafter, will be largely dependent upon the efforts of certain key personnel of Faraday Future, all of whom we expect to stay with the combined company following the Business Combination. The loss of such key personnel could negatively impact the operations and financial results of the combined business. — Our Founder Yueting Jia is closely associated with the image and brand of Faraday Future. Circumstances affecting Mr. Jia’s reputation, and investor and public perception of his role and influence in the company, may shape Faraday Future’s brand and ability to do business. In particular, in 2020, Mr. Jia was determined by the Shenzhen Stock Exchange of China to be unsuitable for a position as director, supervisor or executive officer of public listed companies in China as a result of violation by a public company founded and controlled by Mr. Jia in China of several listing rules of Shenzhen Stock Exchange, including illegal provision of funding and guarantees of by the company to other affiliated companies founded by Mr. Jia, discrepancies in the company’s forecast and financials, and improper use of proceeds in from company’s public offering. While Mr. Jia completed his a Chapter 11 restructuring plan with respect to his personal debts and debt claims in June 2020, he remains on China’s “debtor blacklist” and there is no assurance that such negative publicity, although not directly related to FF, would not adversely affect our business, prospects, brand, financial condition and results of operations. © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 55

Risk factors – (cont’d) — We are subject to legal proceedings and claims that have not been fully resolved and that have arisen in the ordinary course of business. The outcome of litigation is inherently uncertain. If one or more legal matters were resolved against Faraday Future in a reporting period for amounts above management’s expectations, Faraday Future’s financial condition and operating results for that reporting period could be materially adversely affected. — Upon the completion of the Business Combination, the combined company will adopt a dual - class common stock structure consisting of Class A common stock and Class B common stock, and FF Top Holding Ltd (“FF Top”), an entity collectively controlled by FF’s existing management and employees, including Mr. Jia, and certain creditors in Mr. Jia’s personal bankruptcy, will beneficially own, directly or indirectly, all of the Class B common stock. Each share of Class A common stock will be entitled to one vote and each share of Class B common stock will initially be entitled to one vote; however, if the combined company’s equity market capitalization reaches $20 billion, the Class B common stock will convert from one vote per share to ten votes per share. — If FF Top obtains its such super enhanced voting rights, it would have considerable influence over matters such as decisions regarding mergers, consolidations and the sale of all or substantially all of the assets of the combined company, election of directors and other significant corporate actions. FF Top could take actions that are not in the best interest of the combined company or its other shareholders. This mechanism may discourage, delay or prevent a change in control, which could have the effect of depriving other shareholders of the combined company of the opportunity to receive a premium for their shares as part of a sale of our company. — Our dual class structure may depress the trading price of shares of the combined company’s Class A common stock and/or make the trading price of shares of the combined company’s Class A common stock more volatile. — If securities or industry analysts do not publish research or reports about our business or publish negative reports about ou r b usiness, the share price and trading volume of our Class A common stock could decline. — Following the consummation of the Business Combination, the combined company’s only significant asset will be ownership of 100% of Faraday Future’s capital stock, and we do not currently intend to pay dividends on our Class A common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Class A common stock. — There can be no assurance that the combined company’s Class A common stock will be approved for listing on the Nasdaq or that the combined company’s Class A common stock will be able to comply with the continued listing standards of the Nasdaq. — Subsequent to the consummation of the Business Combination, the combined company may be required to take write - downs or write - offs, or the combined company may be subject to restructuring, impairment or other charges that could have a significant negative effect on the combined company’s financial condition, results of operations and the price of our common stock, which could cause you to lose some or all of your investment. — If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of the combined company’s Class A common stock may decline. — In addition, following the Business Combination, fluctuations in the trading price of the combined company’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for our capital stock. Accordingly, the valuation ascribed to us may not be i ndi cative of the price that will prevail in the trading market following the Business Combination. If an active market for the combined company’s securities develops and continues, the trading price of the combined company’s securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond the combined company’s control. — The combined company’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes - Oxley Act that will be applicable to it after the Business Combination is consummated could have a material adverse effect on its business. — The combined company will qualify as an “emerging growth company” within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make the combined company’s securities less attractive to investors and may make it more difficult to compare the combined company’s performance to the performance of other public companies. © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 56

Risk factors – (cont’d) — Following the consummation of the Business Combination, the combined company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations. — We may issue additional shares of common stock or preferred shares under an employee incentive plan upon or after consummation of the Business Combination, which would dilute the interest of our stockholders. — The combined company’s certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a chosen judicial forum for disputes with us or our directors, officers, employees or stockholders. — Charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of the combined company’s Class A common stock. — Claims for indemnification by the combined company’s directors and officers may reduce our available funds to satisfy successful third - party claims against us and may reduce the amount of money available to the combined company. — The future exercise of registration rights may adversely affect the market price of the combined company’s Class A common stock. — Concentration of ownership after the Business Combination may have the effect of delaying or preventing a change in control. © 2021 FARADAY FUTURE PROPRIETARY AND CONFIDENTIAL 57